UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2010

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 – Other Events.

On April 14, 2010 NACEL Energy (the “Company”) submitted a comprehensive bid with the assistance of a tier-one wind turbine manufacturer to Arizona Public Service Co. (APS) for the supply of 19.5 megawatts of clean, renewable wind energy to be sourced from the Company’s Snowflake wind project located in Navajo County, Arizona. APS provides electricity to more than 1 million customers, serving 11 of Arizona’s 15 counties.

On January 27, 2010, APS issued a formal solicitation for new wind power generated from utility scale facilities of between 15 and 100 megawatts, located entirely within the borders of Arizona. APS requested all bids be submitted by April 14, 2010. Successful bidders are expected to contract with APS under long term power purchase contracts and/or turn-key build and transfer arrangements.

The Company cautions that additional milestones remain to be undertaken and completed prior to any project commissioning (operations) at Snowflake. Such milestones include, without limitation, completion of a final interconnection agreement, obtaining a power purchase agreement and consummating turbine (debt) financing.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: April 15, 2010	By:	/s/ Paul Turner
Paul Turner, Chief Executive Officer